UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WisdomTree, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

Sean M. Donahue

Andrew H. Goodman

Goodwin Procter LLP

1900 N Street NW

Washington, DC 20036

(202) 346-4207

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 22, 2023, WisdomTree, Inc. (“WisdomTree”) issued a press release announcing that it has published a presentation for stockholders in connection with WisdomTree’s 2023 annual meeting of stockholders. A copy of the press release is set forth below. The presentation is available on WisdomTree’s investor relations website (https://ir.wisdomtree.com).

WisdomTree Publishes Comprehensive Presentation Regarding 2023 Annual Meeting of Stockholders

Presentation Reviews WisdomTree’s Strategy and Performance, Experience and Expertise of its Highly Qualified Board Nominees, Extensive Track Record of Board Refreshment, and Counters Misleading Attacks by ETFS Capital

WisdomTree Urges Stockholders to Vote “FOR” ALL SIX of its Director Nominees on the WHITE Proxy Card TODAY

NEW YORK, May 22, 2023 – WisdomTree, Inc. (NYSE: WT) (“WisdomTree” or the “Company”), a global financial innovator, today published a comprehensive presentation for stockholders in connection with WisdomTree’s 2023 Annual Meeting of Stockholders (“2023 Annual Meeting”), which is scheduled to be held on June 16, 2023. The presentation is available here on WisdomTree’s investor relations website.

The presentation details the steps the WisdomTree Board and management team have taken to transform the Company’s business and position it for innovation, growth and margin expansion opportunities – and the clear evidence that WisdomTree’s strategy is working:

•

WisdomTree has created the largest pure-play ETF platform with a high-quality, diversified and differentiated product suite. WisdomTree’s stock has been a top performer over the past three years and the best performing stock year-to-date relative to all other publicly listed U.S. traditional asset managers.

•	The business has never been stronger, with record AUM of over $90 billion, a 25% annualized organic growth rate through April 2023 and ten consecutive quarters of net inflows globally.

•

By actively investing in digital assets, tokenization and blockchain-enabled finance, WisdomTree is well-positioned for the future and to gain market share and take advantage of this industry shift as an early mover. The Company’s tokenization strategy is positioned to deliver favorable financial results.

•

WisdomTree’s long-term strategy will continue to provide scale, stability and margin expansion. WisdomTree established an Operations and Strategy Committee of the Board in 2022 to conduct an extensive review of the Company’s strategy and operations, which led to the Board unanimously concluding that it supports the Company’s strategy, management and plan for stockholder value creation.

The presentation also reviews in depth the qualifications of the Company’s experienced and diverse Board and the Board’s ongoing refreshment process, including the additions of new directors and nominees who add vital skills to the Board:

•	The Company has appointed five new independent directors since 2021, all of whom are diverse and who now constitute a majority of the Board.

•	Newly appointed director Daniela Mielke and new director nominee Shamla Naidoo provide the digital and technology expertise that our Board needs.

•	WisdomTree has enhanced its corporate governance and compensation practices to further align with its peers and increase accountability to stockholders.

•	The Board is overseeing the Company’s continued growth and transformation, and ALL SIX of WisdomTree’s Board nominees are critical to the Company’s continued success.

Finally, the presentation sets the record straight regarding ETFS Capital’s unnecessary campaign, its unqualified nominees, and its numerous unjustified and misleading claims about WisdomTree:

•

WisdomTree risks losing integral experience if ETFS Capital’s nominees are elected to the Board: Bruce Aust has no public company C-suite experience and no asset management experience, Tonia Pankopf has a track record of value destruction and is an “activist nominee for hire,” and Graham Tuckwell, chairman of ETFS Capital, has disqualifying conflicts of interest and a troubling history of violating fiduciary duties and putting his personal interests ahead of stockholders.

•	ETFS Capital does not offer WisdomTree stockholders a “strategy” but rather a one-time rudimentary so-called “plan” to destroy long-term value creation for WisdomTree stockholders.

WisdomTree urges stockholders to reject ETFS Capital’s risky agenda and vote the WHITE proxy card or voting instruction form TODAY “FOR” ALL SIX of WisdomTree’s director nominees.

Additional Information

WisdomTree has filed its stockholder presentation on Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with WisdomTree’s 2023 Annual Meeting. The Company is sending its presentation to all stockholders entitled to vote as of the record date, April 27, 2023, along with the Company’s WHITE proxy card or voting instruction form.

Investors and stockholders can find out more about the proxy vote at the 2023 Annual Meeting by visiting the WisdomTree investor relations website and navigating to the page entitled “2023 Annual Meeting”: https://ir.wisdomtree.com/2023-annual-meeting-proxy-vote.

Should any stockholders have questions about how to vote your shares, or need additional assistance, please contact the firm assisting WisdomTree, Innisfree M&A Incorporated, at (877) 750-5836 (toll-free) or (212) 750-5833 (banks and brokers call collect).

Advisors

BofA Securities is serving as financial advisor, and Goodwin Procter LLP is serving as legal counsel to WisdomTree. Innisfree M&A is serving as proxy solicitor and H/Advisors Abernathy is serving as strategic communications advisor.

About WisdomTree

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models and solutions. We empower investors to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing next-generation digital products and structures, including digital funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime™.

WisdomTree currently has approximately $90.6 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this letter that do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” “views,” and similar expressions. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, the impact and contributions of the slate of director nominees WisdomTree has nominated, the effectiveness of WisdomTree’s board refreshment process in identifying candidates with the set of skills to oversee WisdomTree’s strategy, the ability of the candidates proposed by Mr. Tuckwell to enhance WisdomTree’s board or enhance its strategy, and WisdomTree’s ability to achieve its financial and business plans, goals and objectives and drive stockholder value, including with respect to its ability to successfully implement its strategy relating to WisdomTree Prime™, and other risk factors discussed from time to time in WisdomTree’s filings with the SEC, including those factors discussed under the caption “Risk Factors” in its most recent annual report on Form 10-K, filed with the SEC on February 28, 2023, and in subsequent reports filed with or furnished to the SEC. WisdomTree assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

Important Additional Information and Where to Find It

WisdomTree filed a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from WisdomTree stockholders for WisdomTree’s 2023 Annual Meeting. WISDOMTREE STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ WISDOMTREE’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING WHITE PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents that WisdomTree files with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on WisdomTree’s Investor Relations website at https://ir.wisdomtree.com/sec-filings or by contacting Jeremy Campbell, Head of Investor Relations, at jeremy.campbell@wisdomtree.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Disclaimer

WisdomTree has neither sought nor obtained the consent from any third party to use any statements or information contained in this press release that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

Contact Information

Investor Relations

WisdomTree, Inc.

Jeremy Campbell

+1.646.522.2602

Jeremy.campbell@wisdomtree.com

or

Innisfree M&A Incorporated

Jonathan Salzberger / Scott Winter

+1.212.750.5833

jsalzberger@innisfreema.com / swinter@innisfreema.com

Media Relations

WisdomTree, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com / wisdomtree@fullyvested.com

or

H/Advisors Abernathy

Jeremy Jacobs / Dana Gorman

+1.202.774.5600 / +1.212.371.5999

jeremy.jacobs@h-advisors.global / dana.gorman@h-advisors.global

Category: Business Update

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